Exhibits 5.1 and 23.2

                                             December 10, 1999


R.J. Reynolds Tobacco Holdings, Inc.
141 North Main Street
Winston-Salem, North Carolina 27102

R.J. Reynolds Tobacco Company
141 North Main Street
Winston-Salem, North Carolina 27102

Ladies and Gentlemen:

     We have acted as counsel for R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the "Company") and R.J. Reynolds Tobacco Company, a New Jersey corporation (the "Guarantor") in connection with the Registration Statement on Form S-3 (File No. 333-____) (the "Registration Statement") filed by the Company and the Guarantor with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of (i) the Company's debt securities (the "Debt Securities") which may be issued pursuant to an indenture among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee") (the "Indenture") and (ii) the Guarantor's guarantees (the "Guarantees") of such debt securities under the Indenture.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     On the basis of the foregoing, we are of the opinion that when the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities and the related Guarantees will constitute valid and binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;

and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company or the Guarantor with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantor, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                         Very truly yours,

                                         Davis Polk & Wardwell